                                                                   Exhibit 5(i)

                                       MetLife/R/ Retirement & Savings Center
                                        Metropolitan Life Insurance Company
                                     One Madison Avenue, New York, NY 10010-3690

                                      Contract/Certificate Number ______________
                                      (To be completed by MetLife)

     Variable Annuity
     Application
     (Preference Plus/R/ Account)
     TSA/IRC Section 457(b)
     Deferred Compensation/IRC Section 403(a)

Contract/Certificate Applied for:
          / / Tax Sheltered Annuity     Check if:  / / 501(c)(3)
              (IRC Section 403(b)) (TSA)

          / / IRC Section 403(a)        Check if:  / / O.R.P. ________(State)

          / / IRC Section 457(b) Deferred Compensation


1  Participant

-----------------------------------------------------------------------------   ---------------------  --------------------
First Name       Middle Initial        Last Name  / / Mr. / / Mrs. / / Ms.      Marital Status         Date of Birth

-----------------------------------------------------------------------------   -------------------------------------------
Street                                                                          Occupation

-----------------------------------------------------------------------------
City                      State             Zip                                 U.S. Citizen? / / Yes / / No

-----------------------------------------------------------------------------   -------------------------------------------
Social Security Number    Sex:/ / M / / F   Are you retired?  / / Yes / / No    If No, specify country of citizenship.

                                                                                                               / / A.M.
                                                                                                       /       / / P.M.
--------------------------   ------------------------------------------------   -------------------------------------------
Home Telephone Number               Work Telephone Number                       Most convenient PLACE/TIME to call


2  Revocable Beneficiary (TSA and 403(a) Only)

If you are married, for all 403(a) plans and TSA plans subject to ERISA, upon your death prior to commencing benefits under your employer's Plan, your death benefit must be paid in the form of a qualified pre-retirement survivor annuity which generally entitles your spouse to receive a survivor annuity equal to at least 50% of your account balance, unless your spouse has waived this right and furnishes a completed Spousal Consent form.


-----------------------------------------------------------------------------   -------------------------------------------
First Name      Middle Initial      Last Name   / / Mr. / / Mrs. / / Ms.        Relationship to Participant

-----------------------------------------------------------------------------   -------------------------------------------
Street Address (if mailing address different from Participant)                  Date of Birth

-----------------------------------------------------------------------------   -------------------------------------------
City                    State                    Zip                            Social Security Number


3  Contingent Beneficiary (TSA and 403(a) Only)


-----------------------------------------------------------------------------   -------------------------------------------
First Name      Middle Initial      Last Name   / / Mr. / / Mrs. / / Ms.        Relationship to Participant

-----------------------------------------------------------------------------   -------------------------------------------
Street Address (if mailing address different from Participant)                  Date of Birth

-----------------------------------------------------------------------------   -------------------------------------------
City                    State                    Zip                            Social Security Number

038-PPA-TSA/PEDC(0998)

4  Contribution

(a) Employee Anticipated Schedule $ _______ per contribution _____ times a
    Contract/Certificate year.     Total $__________

    Additional (balloon) Amount $ _______ per contribution _____ times a Contract/Certificate year. Total $__________

    I certify that I have entered into a separate salary reduction agreement with my employer for employee salary reduction contributions.

    Employer Anticipated Schedule $ _______ per contribution _____ times a
    Contract/Certificate year.     Total $__________

*(b) Lump Sum/Tax Free Direct Transfer Amount $__________

    Check One:  / / Direct Transfer (Rev. Rul. 90-24)
                / / 403(b) Direct Rollover
                / / 403(a) Direct Rollover

(c) Anticipated date first contribution will be received _________________

* The appropriate transfer forms must be completed.


5  Replacement (Attach the appropriate transfer/replacement forms)

Have you taken, or will you be taking, any money from a life insurance policy or tax sheltered annuity contract/certificate to put into the annuity you are applying for? This includes the following:

          Full or partial withdrawals of dividends or cash values, loans, pledging as collateral, reissuing with less cash value, suspension or reduction of premium or purchase payment, automatic premium loan or invoking an accelerated payment arrangement.

       / /Yes      / /No       If Yes, you must provide details below
       (regardless of whether state replacement rules apply)

                                                                                     Check /x/ if
     Company Name        Policy/Contract #        Describe the Transaction         Rev. Rul. 90-24    Check /x/ if Group
                                            (e.g. full withdrawal of cash value)      Transfer          Life or Annuity
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

6  Employer/Plan Name

NOTE: For Section 457(b), the employer is the purchaser and the Owner.
      For Section 403(b) and 403(a), the participant is the Owner.

Check One:  / / Existing Group:                    / / New Group: if new group,
            Employer Group No.__________________       complete form
                                                       #18000084012 and the
                                                       following

(a) Employer
            --------------------------------------------------------------------

(b) Plan Name (if different)
                            ----------------------------------------------------

(c) Address
            --------------------------------------------------------------------

(d) Employee I.D. No.
    (if other than Soc. Sec. No.)                         Campus No.
                                  ----------------------             -----------

(e) Participant's Date of
    Employment (ERISA only)               Plan Participation Date
                            ------------                          --------------

7  Investment Objective and Allocation

   (a) Primary Investment Objective: (Check only one)

       / / Preservation of Capital   / / Income   / / Growth & Income
       / / Growth        / / Aggressive Growth

   (b) Secondary Investment Objective: (Optional)

       / / Preservation of Capital   / / Income   / / Growth & Income
       / / Growth   / / Aggressive Growth

   (c) Was the Asset Allocation Questionnaire use for this sale?
       / / Yes (If Yes, please submit a copy with the application.)
       / / No

   (d) Indicate the percentage of your initial contribution to be allocated to each funding option. Percentages must be in whole numbers and total 100%. This allocation will apply to future contributions unless changed by the Owner. You may change your allocation at any time. If you choose Index Select(SM), do not complete this item 7(d).

      Fixed Interest Account                    ___________ %

      State Street Research
      Aggressive Growth Division                ___________ %
      Diversified Division                      ___________ %
      Growth Division                           ___________ %
      Income Division                           ___________ %

      Calvert
      Social Balanced Division                  ___________ %

      Harris Oakmark
      Large Cap Value Division                  ___________ %

      Janus
      Mid Cap Division                          ___________ %

      Loomis Sayles
      High Yield Bond Division                  ___________ %

      Neuberger&Berman
      Partners Mid Cap Value Division           ___________ %

      Santander
      International Stock Division              ___________ %

      Scudder
      Global Equity Division                    ___________ %

      T. Rowe Price
      Large Cap Growth Division                 ___________ %
      Small Cap Growth Division                 ___________ %

      Lehman Brothers Aggregate
       Bond Index Division                      ___________ %
      MetLife Stock Index Division              ___________ %
      Morgan Stanley EAFE Index Division        ___________ %
      Russell 2000 Index Division               ___________ %

      Total must equal                                   100%

(e) Optional Automated Investment Strategies:

Select only ONE strategy. You must complete item 7(d) for all strategies except Index Selector.

        / / Equity Generator(SM)             / / Equalizer(SM)
        / / Rebalancer(SM)                   / / Aggressive Equity Generator(SM)
        / / Aggressive Equalizer(SM)         / / Allocator(SM)  (attach form)
        / / Index Selector Allocation Models (see instructions below)

Index  Selector:  Check only ONE of the  categories  below.  Do not complete item 7 (d) above.  100% of your  contribution will be  allocated  to the  Index
Selector category you choose in accordance with your risk tolerance. See your Representative for information on the current allocations in each category and for help in determining your risk tolerance.

/ / Conservative    / / Conservative to   / / Moderate    / / Moderate to    / / Aggressive
                        Moderate                              Aggressive


I understand that MetLife will allocate my initial contribution and future contributions based on the current allocation for the Index Selector category I select for as long as I remain in this category. I accept this current allocation and understand it may change at any time (after MetLife notifies me about the change). MetLife will rebalance the amount in the Index Divisions and the Fixed Interest Account each calendar quarter to match the applicable allocation percentages for that category.


8  Financial Disclosure

   NOTE: This section is not required for employer sponsored plans subject to the requirements of ERISA.

   (a)  Purpose of purchasing this annuity:   / /  Retirement
       / /  Other (please specify)  ____________________________________________

   (b) Total annual income $ _______________  Source of Income _________________

   (c) Is the source of funds for purchasing this annuity an IRC
       Section 403(b)(7) Mutual Fund?         / / Yes  / / No

   (d) Ages of Dependents ______________________________________________________

   (e) Please indicate your Total Vested Retirement Funds (excluding your initial contribution).

       / / $0-9,999         / / $10,000-19,999        / / $20,000-39,999
       / / $40,000-69,999   / / $70,000-99,999        / / $100,000-249,999
       / / $250,000+

9  Signatures

I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief. I have received current prospectuses for the Preference Plus Account and the Calvert Social Balanced Portfolio. I understand that as required by law the Preference Plus Account restricts distribution of my 403(b) contributions and earnings on them to the extent required by law until I am 59 1/2 except under certain special situations. This does not restrict tax free transfers to other funding vehicles. I also understand that my 403(a) and 403(b) contributions and earnings may be restricted as defined in the plan document. 457(b) ONLY: I understand that as required by law the 457(b) program prohibits distribution of contributions and earnings until the calendar year I, as the participant attain age 70 1/2, or under other special circumstances. I understand that all values provided by the contract/certificate being applied for which are based on the investment experience of the Separate Account are variable and are not guaranteed as to the amount.

---------------------------------- Signed at: ----------------------------------
Participant                                   City               State

-------------------------------------------------------
Plan Administrator Signature for ERISA Plans Only

                                                                 /       /
-------------------------------------------------------    ---------------------
Owner Signature for Section 457(b) Plans Only              Month    Day     Year


--------------------------------------------------------------------------------

Account Representative Information

I personally saw the Proposed Participant when the application was written and each question was asked and answered as recorded. All answers are correct to the best of my knowledge. I have delivered current Preference Plus Account and Calvert Social Balanced Portfolio prospectuses and reviewed the financial situation of the Proposed Participant as disclosed, and believe that a multifunded annuity contract would be suitable. Suitability requirements are not applicable to 403(b) ERISA plans.

o  Are you licensed in the state of signing?  / / Yes  / / No

o Has the applicant taken, or will they be taking, any money from a life insurance policy or annuity contract to put into the annuity the applicant is applying for (as described in section 5)?

/ / Yes      If Yes, please attach a copy of replacement forms.
/ / No

o   Was an Asset Allocation Questionnaire used in connection with item 7?
/ / Yes      If Yes, please attach a copy to the application.
/ / No

Contract/Certificate Mailing (403(a)/403(b))

/ / Direct to client  / / Rep. delivery

-----------------------------------------------------  -------------------------
Producer Identity (District, Agency/Agency Index)      Agency Telephone Number

Signature
          ----------------------------------------------------------------------
                                                        License ID #

                                                               /        /
-----------------------------------------------        -------------------------
Print Full Name                                   Date   Month    Day     Year